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                                                                   EXHIBIT 10.21

                            INDEMNIFICATION AGREEMENT


                  This INDEMNIFICATION AGREEMENT is made as of August__, 2000, between Regeneration Technologies, Inc., a Delaware corporation (the "Company"), and ______________ (collectively with such person's heirs, executors, administrators and other personal representatives, the "Indemnitee"), an officer or director of the Company.

                  WHEREAS, the Board of Directors has concluded that Company's officers, directors, employees and agents should be provided with reasonable and appropriate protection against inordinate risks in order to insure that the most capable persons will be attracted to such positions; and, therefore, has determined to contractually obligate itself to indemnify in a reasonable and adequate manner its officers and directors, and to assume for itself liability for expenses and damages in connection with claims lodged against such persons as a result of their service to the Company;

                  WHEREAS, applicable law empowers corporations to indemnify a person who serves as a director, officer, employee or agent of a corporation or a person who serves at the request of a corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise; and

                  WHEREAS, the parties believe it appropriate to memorialize and reaffirm the Company's indemnification obligations to Indemnitee and, in addition, to set forth the agreements contained herein.

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

                  1. INDEMNIFICATION. Indemnitee shall be indemnified and held harmless by the Company against any judgments, penalties, fines, amounts paid in settlement and Expenses (as hereinafter defined) incurred in connection with any actual or threatened Proceeding (as hereinafter defined) to the fullest extent permitted by the Company's Certificate of Incorporation (the "Certificate"), By-Laws and the General Corporation Law of the State of Delaware ("Delaware Law") as in effect on the date hereof and to such greater extent as Delaware Law may hereafter from time to time permit. In addition, the Company agrees to advance to Indemnitee Expenses incurred in connection with the foregoing. "Proceeding" includes, without limitation, any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or contemplated proceeding, whether civil, criminal, administrative or investigative, whether by a third party, by or in the right of the Company or by Indemnitee to enforce any rights under this Agreement or otherwise against the Company or its affiliates.

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                  2. INTERIM EXPENSES. Expenses (including attorneys' fees)
incurred by Indemnitee in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which Indemnitee may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company hereunder. "Expenses" means all attorneys' fees and expenses, retainers, court costs, transcript costs, duplicating costs, fees of experts, fees of witnesses, travel expenses, printing and binding costs, telephone charges, postage and delivery fees, service fees, all other costs and expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding, and in the event the Indemnitee is not receiving payment full-time as an employee of the company, and per diem payments to Indemnitee in an amount equal to the last annual salary payable under any employment agreement between the Company and Indemnitee divided by 365 for each day spent by Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

                  3. EXCEPTIONS TO INDEMNIFICATIONS. Notwithstanding the foregoing, no indemnity pursuant to Sections 1 or 2 shall be paid by the
Company:

                           (a)      on account of any suit in which judgment is
rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                           (b)      on account of Indemnitee's conduct which is
finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

                           (c)      on account of Indemnitee's conduct which is
finally adjudged to have constituted a breach of Indemnitee's duty of loyalty to the Company or resulted in any personal profit or advantage to which Indemnitee was not legally entitled;

                           (d)      for which payment is actually made to
Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreements;

                           (e)      if a final decision by a court having
jurisdiction in the matter shall determine that such indemnification is not lawful; or

                           (f)      in connection with any proceeding (or part
thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Company or its directors, officers, employees or other


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indemnitees, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iv) the proceeding is initiated pursuant to Section 4 hereof.

                  4. FAILURE TO INDEMNIFY. (a) If a claim under this Agreement, under any statute, or under any provision of the Certificate or By-Laws providing for indemnification, is not paid in full by the Company within 45 days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, Indemnitee shall also be entitled to be paid for Indemnitee's reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with successfully establishing the right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company.

                           (b)      It shall be a defense to any such action
(other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of Interim Expenses pursuant to Paragraph 2 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.

                  5.       CERTAIN AGREEMENTS OF INDEMNITEE.

                  (i) Indemnitee agrees to do all things reasonably requested by the Board of Directors of the Company to enable the Company to coordinate Indemnitee's defense with, if applicable, the Company's defense, provided, however, that Indemnitee shall not be required to take any action that would in any way prejudice his or her defense or waive any defense or position available to him or her in connection with any action;

                  (ii) Indemnitee agrees to do all things reasonably requested by the Board of Directors of the Company to subrogate to the Company any rights of recovery (including rights to insurance or indemnification from persons other than the Company) which Indemnitee may have with respect to any action;

                  (iii) Indemnitee agrees to be represented in any action by a law firm mutually acceptable to the Company and Indemnitee; and


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                  (iv) Indemnitee agrees to cooperate with the Company and its counsel and maintain any confidences revealed to him or her by the Company in connection with the Company's defense of any action. The Company agrees to cooperate with Indemnitee and his or her counsel and maintain any confidences revealed to it by Indemnitee in connection with Indemnitee's defense of any action.

                  6. SUCCESSORS. This Agreement establishes contract rights which shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

                  7. CONTRACT RIGHTS NOT EXCLUSIVE. The contract rights conferred by this Agreement shall be in addition to, but not exclusive of, any other right which Indemnitee may have or may hereafter acquire under any statute, provision of the Certificate or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  8. INDEMNITEE'S OBLIGATIONS. Indemnitee shall advise the Company in writing of the institution of any investigation, claim, action, suit, or proceeding which is or may be subject to this Agreement and generally keep the Company informed of, and consult with the Company with respect to, the status of any such investigation, claim action, suit or proceeding.

                  9. SEVERABILITY. Should any provision or paragraph of this Agreement, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions, paragraphs and clauses of this Agreement shall remain fully enforceable and binding on the parties.

                  10. CHOICE OF LAW. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

                  11. CONTINUATION OF INDEMNIFICATION. The indemnification under this Agreement shall continue as to Indemnitee even though he or she may have ceased to be a director, officer, employee and/or agent of the Company and shall inure to the benefit of the heirs and personal representatives of Indemnitee. The Company acknowledges that, in providing services to it, Indemnitee is relying on this Agreement. Accordingly, the Company agrees that its obligations hereunder will survive (i) any actual or purported termination of this Agreement by the Company or its successors or assigns whether by operation of law or otherwise, (ii) any change in the Certificate or By-Laws and (iii) termination of the Indemnitee's services to the Company (whether such services were terminated by the Company or the Indemnitee), whether or not a claim is made or an action or Proceeding is threatened or commenced before or after the actual or purported termination of this Agreement, change in the Certificate or By-Laws or termination of Indemnitee's services.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and signed as of the day and year first above written.


________________________________________
Name:

REGENERATION TECHNOLOGIES, INC.

By:_____________________________________
         Name:__________________________
         Title:_________________________









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